UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, in connection with the Company's restructuring (see Item 2.05 below), USEC Inc. ("USEC" or the "Company") entered into a severance agreement and general release with Lisa Gordon-Hagerty, the Company's executive vice president and chief operating officer. The information required by this Item 1.01 with respect to such agreement is incorporated by reference from Item 5.02 below.

In addition, on September 8, 2005 and September 12, 2005, respectively, the Company entered into a severance agreement and general release (the "Severance Agreements") with each of James F. McDonnell, USEC's vice president and chief information and security officer, and Charles B. Yulish, USEC's vice president, corporate communications (the "Former Officers"). Under these agreements, each of the Former Officers' employment will terminate on September 23, 2005 and, in exchange for agreeing to certain covenants and a full release of any claims against the Company, each Former Officer will receive severance in an amount equal to (a) the pro-rated portion of his 2005 target annual incentive bonus plus (b) a gross sum equal to the amount of his annual base salary plus average annual bonus during the last three years. This severance will be paid by the Company in installments over a one-year period. In addition, each of the Severance Agreements also provides for up to 6 months of outplacement assistance and continuation of the Former Officers' coverage under USEC's medical plans (at no cost to them) and other benefits for one year.

In addition, on September 8, 2005 and September 12, 2005, the Company entered into consulting agreements (the "Consulting Agreements") with each of Messrs. McDonnell and Yulish, respectively, which provide for a monthly payment of $1,000, plus payment for any services provided in an aggregate amount not to exceed $25,000, for a one-year term.

These severance benefits are included in the estimate of cash restructuring charges disclosed under Item 2.05 below and are subject to the Former Officers' right to revoke and continued compliance with the Severance Agreements. The foregoing summary of the Severance Agreements and the Consulting Agreements is qualified in its entirety by reference to the Severance Agreements and the Consulting Agreements filed as Exhibits 10.85, 10.86, 10.87 and 10.88 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this Item 1.02 with respect to the termination of Lisa Gordon-Hagerty's existing employment agreement is incorporated by reference from Item 5.02 below.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 7, 2005, the Company announced a major realignment to ensure that the organization remains sharply focused on both current operations and the Company's future, the American Centrifuge. The restructuring will place priority on the demonstration and deployment of the American Centrifuge, while maintaining reliable and efficient enrichment operations. As part of this restructuring and realignment, the Company announced that it would be streamlining USEC's organization and resizing the headquarters operations. This includes the implementation of a reduction in the Company's current headquarters staff of 132 by approximately one-third, including the elimination of some senior positions and the realignment of responsibilities under a smaller senior management team. The Company expects that this reduction will be substantially completed by September 30, 2005.

The Company currently estimates that it will incur a one time restructuring charge of approximately $5 million, of which $4.9 million relates to severance costs (including all related benefits and taxes). Of the approximately $5 million in one-time charges, $4.3 million will require a cash payment over the next year.

A copy of the press release announcing this restructuring is attached to this Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the Company's restructuring (see Item 2.05 above), the position of chief operating officer currently held by Lisa Gordon-Hagerty was eliminated, effective September 7, 2005. Ms. Hagerty's employment with the Company will terminate on September 30, 2005.

In conjunction with the termination of Ms. Gordon-Hagerty's employment, the Company terminated the existing Employment Agreement dated December 15, 2003 between the Company and Ms. Gordon-Hagerty (the "Employment Agreement"), effective September 30, 2005. Under the Employment Agreement, upon termination, the Company is obligated to pay to Ms. Gordon-Hagerty the severance payments provided for therein, which include a lump sum amount in cash equal to $1,158,336 (representing the pro-rated portion of her 2005 target bonus plus a gross sum equal to the amount of her average base salary plus average annual bonus during the last two years). A copy of the Employment Agreement, filed as Exhibit 10.63 to the Company’s annual report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference.

In addition, on September 12, 2005, the Company entered into a severance agreement and general release with Ms. Gordon-Hagerty. This agreement provides that Ms. Gordon-Hagerty's employment will terminate on September 30, 2005 and, in exchange for agreeing to certain covenants and a full release of any claims against the Company, in addition to the severance benefits payable to Ms. Gordon-Hagerty pursuant to the Employment Agreement, Ms. Gordon-Hagerty will be entitled to receive a pro-rated portion of payouts awarded by the Company's compensation committee with respect to certain restricted stock units at the end of the current three-year performance period under the Company's long-term incentive program as well as up to 6 months of outplacement assistance and other benefits for one year.

These severance benefits are included in the estimate of restructuring charges disclosed under Item 2.05 and, in the case of the benefits payable pursuant to the severance agreement and general release, are subject to Ms. Gordon-Hagerty's right to revoke and continued compliance with the severance agreement and general release. The foregoing summary of the severance agreement and general release is qualified in its entirety by reference to the agreement filed as Exhibit 10.89 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number ---Description

10.63 ---Employment Agreement dated December 15, 2003 between the Company and Lisa Gordon-Hagerty (incorporated by reference to Exhibit 10.63 to the Company's Form 10-K for the year ended December 31, 2003).

10.85 ---Severance Agreement and General Release dated September 8, 2005 by and between the Company and James F. McDonnell.

10.86 ---Severance Agreement and General Release dated September 12, 2005 by and between the Company and Charles B. Yulish.

10.87 ---Consulting Agreement dated September 8, 2005 by and between the Company and James F. McDonnell.

10.88 ---Consulting Agreement dated September 12, 2005 by and between the Company and Charles B. Yulish.

10.89 ---Severance Agreement and General Release dated September 12, 2005 by and between the Company and Lisa Gordon-Hagerty.

99.1 ---Press release, dated September 7, 2005, issued by USEC Inc. announcing corporate restructuring.

This report contains "forward-looking statements" – that is, statements related to future events. In this context, forward-looking statements may address our restructuring and the timing and amount of restructuring charges and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "will" and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: problems or delays in implementing our restructuring plan, unexpected expenditures, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A. We do not undertake to update our forward-looking statements except as required by law.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

September 13, 2005	By:	/s/ Ellen C. Wolf

Name: Ellen C. Wolf
Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Top of the Form

Exhibit Index

Exhibit No.	Description

10.63	Employment Agreement dated December 15, 2003 between the Company and Lisa Gordon-Hagerty (incorporated by reference to Exhibit 10.63 to the Company's Form 10-K for the year ended December 31, 2003).
10.85	Severance Agreement and General Release dated September 8, 2005 by and between the Company and James F. McDonnell.
10.86	Severance Agreement and General Release dated September 12, 2005 by and between the Company and Charles B. Yulish.
10.87	Consulting Agreement dated September 8, 2005 by and between the Company and James F. McDonnell.
10.88	Consulting Agreement dated September 12, 2005 by and between the Company and Charles B. Yulish.
10.89	Severance Agreement and General Release dated September 12, 2005 by and between the Company and Lisa Gordon-Hagerty.
99.1	Press release, dated September 7, 2005, issued by USEC Inc. announcing corporate restructuring.